UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 31, 2018

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	333-218854	30-0842570
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Walker Ave, Suite 101

Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 31, 2018, The Greater Cannabis Company, Inc. (the “Company”) consummated a voluntary share exchange transaction pursuant to which it acquired 100% of the issued and outstanding capital stock of Green C Corporation, a Canadian company (“Green C”), as more fully described in the Company’s Current Report filed on Form 8-K on August 13, 2018. This amendment No. 1 on Form 8-K/A amends the Company’s August 3, 2018 Form 8-K to provide the audited financial information related to the acquisition of Green C as required by Item 9.01(a). In addition to the foregoing financial information, the Company is also disclosing Form 10 information in this amended report.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.06 Change in Shell Company Status

Management has determined that, as of the closing of the share exchange transaction (“Share Exchange Transaction”) on July 31, 2018, our Company ceased to be a shell company as defined in Rule 12b-2 of the Exchange Act. Please refer to Item 1.01 of our current report on Form 8-K dated August 3, 2018 for a detailed description of the Share Exchange Transaction.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements of Green C required by this item are included as Exhibit 99.1 to this Amendment No. 1.

(d) Exhibits.

23	Consent of Michael T. Studer CPA P.C.
99.1	Audited Financial Statements of Green C
99.2	UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Form 10 Information

ITEM 1. BUSINESS

Forward Looking Statements

This current report on Form 8-K of the Greater Cannabis Company, Inc., a Florida corporation (the “Company”), contains “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: well-established competitors who have substantially greater financial resources and longer operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital, other factors over which we have little or no control and other factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Our management has included projections and estimates in this current report on Form 8-K, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the SEC or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Overview

We switched our business model in fiscal 2018 and no longer intend to pursue E-commerce, advertising, licensing (except as specified below) or direct investment operations. We are now engaged in the commercialization of our exclusively licensed technology for medical medicinal or recreational cannabis (where permitted) for the transmucosal delivery of medicinal or recreational cannabis (where permitted) (other than in the field of oral care) or any other product exploiting such technology for the transmucosal delivery of medicinal or recreational cannabis (where permitted) (collectively, the “Technology”).

On July 31, 2018, the Company entered into a share exchange agreement with Green C Corporation, a Canadian company (“Green C”), holding an exclusive worldwide license from Pharmedica Ltd., an Israeli company (“Pharmedica”) for the Technology.

The commercialization of the Technology is expected to require an investment of up to $1,500,000 and up to one year to finalize.

Strategy

The Company owns the worldwide license for a novel drug delivery technology from Pharmedica, a biopharmaceutical research and development company. The technology is centered around the eluting patch platform, which is a bioadhesive, transmucosal orally dissolving thin film system. The platform allows for actives loaded onto the eluting patch to be absorbed by the buccal mucosa into the body.

The Company has an exclusive license for the technology in cannabinoid use. The Company intends to commercialize the technology by sublicensing or partnering with companies in the cannabis industry to bring the product to market. Potential partners include licensed producers, distributors, processors, consumer product and pharmaceutical companies. The Company intends to focus on the North American market both in medical and recreational cannabis segments.

Competition

There are a number of other companies operating in the cannabis space. Such companies range from producers of cannabis plants to makers of cannabis-based edible products to developers of different methods of cannabis delivery. Known competitors in our space include IntelGenix Technologies (IGXT), CTT Pharmaceuticals (CTTH) and Cure Pharmaceuticals (CURR). These are all biopharmaceutical companies focused on developing orally dissolving thin film technologies with cannabinoid applications.

Raw Materials

We require water soluble polymers including hydroxylpropyl, methyl cellulose, hydroxyethyl cellulose, polyinyl alcohol, polyethyle oxide, polyvinyl pyrollidones, starch based polymers and crosslinkable polymers such as polyacrylic acid, sodium alginate and polyethyline oxide, cannabinoid actives such as cannabidiol, tetrahydrocannabinol or other derivatives of cannabis. Most of these are easily attainable pharmaceutical grade cannabinoids.

Intellectual Property

As at the date hereof, the Company’s intellectual property consists of a Pharmedica patent providing broad coverage for the Company’s licensed technology.

The Issued patent is: WO 2010/135053 A2 Dual and single layer dosage forms.

The Issued USA patent was filed on April 28, 2015.

The Company filed an additional provisional patent: US 62/737,153 Oral dissolving film for rapid and sustained release and delivery of Cannabinoids on September 27, 2018. The provisional application was accepted.

Costs and Effects of Complying with Environmental Regulations

Not applicable.

Research and Development

The Company is involved in additional research and development of innovative delivery systems. The Company expects to develop new formulations around cannabinoid delivery and intends to file more patents to protect the intellectual property resulting from that R&D. To support these efforts, the Company will allocate additional funds of approximately $250,000 from financing proceeds to research and development, sample productions and laboratory studies.

Government Regulation

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 30 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Vermont and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “-The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “-FinCEN”).

Additional existing and pending legislation provides, or seeks to provide, protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Farr Amendment to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. The Rohrabacher-Farr Amendment is effective through April 28, 2017, but as an amendment to an appropriations bill, it must be renewed annually. The Compassionate Access Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) has been introduced in the U.S. Senate, which proposes to reclassify cannabis under the CSA to Schedule II, thereby changing the plant from a federally criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

However, as of the date of this filing, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 has been enacted, the Rohrabacher-Blumenauer (formerly known as the Rohrabacher-Farr Amendment) has been renewed through September, 2018, and the new administration under President Trump has not yet indicated whether it will change the previously stated policy of low-priority enforcement of federal laws related to cannabis set forth in the Cole Memo or the FinCEN Guidelines. The Trump administration could change this policy and decide to strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government. However, as of the date of this filing, we have provided products and services to state-approved cannabis cultivators and dispensary facilities. As a result of our providing ancillary products and services to state-approved cannabis cultivators and dispensary facilities, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

Absent any future changes in cannabis-related policies under the Trump administration, we intend to remain within the guidelines outlined in the Cole Memo (see “-The Cole Memo”) and the FinCEN Guidelines (see “-FinCEN”), where applicable; however, we cannot provide assurance that we are in full compliance with the Cole Memo, the FinCEN Guidelines or any applicable federal laws or regulations.

Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of the DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that the DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that the DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

●	the distribution of cannabis to minors;

●	revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

●	the diversion of cannabis from states where it is legal under state law in some form to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

The Cole Memo is meant only as a guide for United States Attorneys and does not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law.

Rohrabacher Farr Amendment

On December 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher Farr Amendment” which states:

None of the funds made available in this Act to the Department of Justice may be used, with respect to the States of Alabama, Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.

The Rohrabacher Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Congress in 2015, but expired in September 2018. It is again up for renewal, although there is no assurance that it will be renewed.

The Rohrabacher Farr Amendment would appear to protect the right of the states to determine their own laws on medical cannabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher Farr Amendment did not remove the federal ban on medical cannabis and cannabis remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher Farr Amendment as only preventing federal action that prevents states from creating and implementing cannabis laws - not against the individuals or businesses that actually carry out cannabis laws - and has continued to sporadically commence enforcement actions against individuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriate is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what interpretation is adopted by the courts, there is no question that the Rohrabacher Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

Potential Changes to Federal Laws and Enforcement Priorities

Although the Department of Justice has stated in the Cole Memo that it is not an efficient use of limited resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical cannabis, there is no guarantee that the Department of Justice’s position will not change regarding the low-priority enforcement of federal laws. Further, the United States has a new administration in 2017, which could introduce a less favorable cannabis enforcement policy. There can be no assurances that any future administration would not change the current enforcement policy and decide to strongly enforce the federal laws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminalize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the Controlled Substances Act may preempt state laws relating to any cannabis-related activity. Any such change in the federal enforcement program of current federal laws could cause significant financial damage to our business. While we do not directly harvest, distribute, or distribute cannabis today, we still may be deemed to be violating federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

Employees

We have two persons providing us services on a full-time basis – our chief executive officer and our general counsel.

Corporate History

The Company was formed in March 2014 as a limited liability company under the name, The Greater Cannabis Company, LLC. The Company remained a wholly owned subsidiary of Sylios Corp (“Sylios”) until March 2017.

On July 31, 2018, the Company entered into and consummated a voluntary share exchange transaction with Green C Corporation, a company incorporated under the laws of the Province of Ontario (“Green C”) and the shareholders of Green C (the “Selling Shareholders”) pursuant to a Share Exchange Agreement by and among the Company, Green C and the Selling Shareholders (the “Exchange Agreement”).

In accordance with the terms of the Exchange Agreement, the Company issued 9,411,998 shares of its preferred stock, par value $0.001 (the “Shares”) to the Selling Shareholders and certain individuals named below (collectively, the “Shareholder Group”) in exchange for 100% of the issued and outstanding capital stock of Green C (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Shareholders acquired 94.12% of the Company’s issued and outstanding shares of preferred stock, Green C became the Company’s wholly-owned subsidiary and the Company acquired 100% of the business and operations of Green C.

Green C is the owner of an exclusive, worldwide license for an eluting transmucosal patch platform (“ETP”) for non-invasive drug delivery in the cannabis field for medical treatment as further described in the exclusive license agreement dated June 21, 2018 with Pharmedica. A copy of the License Agreement is incorporated by reference to this report as Exhibit 10.1 of the Company’s current report on Form 8-K dated August 3, 2018 (the “License Agreement”).

The Company’s business plan is to (i) commercialize its ETP technology and (ii) concentrate on cannabis related investment and development opportunities through direct equity investments, joint ventures, licensing agreements or acquisitions.

The Company is actively seeking licensing opportunities in the cannabis sector for intellectual property and products. At present, the Company’s sole active, exclusive, worldwide licensing agreement is with Pharmedica for its ETP technology.

 ITEM 1A. RISK FACTORS

As a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by this Item.

ITEM 2. FINANCIAL INFORMATION

On July 31, 2018, the Company acquired 100% of the issued and outstanding shares of Class A common stock of Green C Corporation (“Green C”) in exchange for 9,411,998 newly issued shares of the Company’s Series A Convertible Preferred Stock (the “Exchange”). Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock and is entitled to vote 50 votes per share on all matters as a class with holders of common stock.

Since after the Exchange was consummated, the former shareholders of Green C and their designees own approximately 94% of the issued and outstanding voting shares of the Company, Green C is the acquirer for accounting purposes. Prior to the Exchange, the Company had no assets and nominal business operations. Accordingly, the Exchange has been treated for accounting purposes as a recapitalization by the accounting acquirer, Green C, and the financial statements of the Company now reflect the assets, liabilities and operations of Green C from its inception on December 21, 2017 to July 31, 2018 and consolidated with the Company thereafter.

Green C Corporation

Green C was incorporated on December 21, 2017. At July 31, 2018, Green C had cash of $21,376, other assets of $98,082, current liabilities of $103,239 and stockholders’ equity of $16,219. For the period December 21, 2017 (inception) to July 31, 2018, Green C had operating revenues of $95,375, operating expenses of $82,603 (primarily due to officer compensation of $80,000) and net income of $16,219.

For the period December 21,2017 (inception) to July 31, 2018, Green C’s cash increased $21,376 from $0 at December 21, 2017 (inception) to $21,376 at July 31, 2018. Net cash provided by operating activities was $20,593 and net cash provided by financing activities was $783.

The Greater Cannabis Company, Inc. (prior to the July 31, 2018 Exchange)

Results of Operations – Six Months Ended June 30, 2018 compared to the Six Months Ended June 30, 2017

For the six months ended June 30, 2018, the Company generated $136 in quarterly revenue compared to $73 in 2017. During the quarter ended June 30, 2018, the Company’s revenue was negatively impacted due to the termination of its former merchant agreement through the Shopify platform. The Company’s former merchant vendor elected to terminate the agreement due to certain products that the GCC Superstore carried and sold. The Company has identified a new merchant vendor that will permit the GCC Superstore to carry certain products such as CBD and Kratom. Once fully implemented, sales transactions can be completed on the GCC Superstore.

Cost of sales was $72 for the six months ended June 30, 2018 and $43 for the six months ended June 30, 2017. Our operating expenses in the six months ended June 30, 2018 amounted to $57,538 as compared to $561,456 for the six months ended June 30, 2017.

Our net loss in the six months ended June 30, 2018, was $154,504 as compared to the net loss of $695,026 during the six months ended June 30, 2017.

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or our financial position. Amounts shown for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Liquidity and Capital Resources – At June 30, 2018 and for the Six Months then Ended

We had $0 cash on hand at June 30, 2018, compared to $750 at June 30, 2017.

At June 30, 2018, we had $106,725 in principal amount of outstanding convertible notes.

The proceeds from loans and convertible debentures as well as cash on hand is being used to fund the operations of our current operations.

The following table provides detailed information about our net cash flows for the six months ended June 30, 2018 and 2017.

	June 30, 2018	June 30, 2017
Net cash used in operating activities	$(27,990)	$(18,499)
Net cash provided by (used in) investing activities	-	-
Net cash provided by financing activities	26,997	19,249
Net increase(decrease) in cash	(993)	750

Results of Operations – Year Ended December 31, 2017 compared to the Year Ended December 31, 2016

For the year ended December 31, 2017, the Company generated $209 in annual revenue compared to $0 in 2016. During the year ended December 31, 2017, the Company’s revenue was negatively impacted due to the termination of its former merchant agreement through the Shopify platform. The Company’s former merchant vendor elected to terminate the agreement due to certain products that the GCC Superstore carried and sold. The Company has identified a new merchant vendor that will permit the GCC Superstore to carry certain products such as CBD and Kratom. Once fully implemented, sales transactions can be completed on the GCC Superstore.

Cost of sales was $109 for the year ended December 31, 2017 and $0 for the year ended December 31, 2016. Our operating expenses in the year ended December 31, 2017 amounted to $622,656 as compared to $100,000 for the year ended December 31, 2016.

Our net loss in the year ended December 31, 2017 was $807,209 as compared to the net loss of $103,000 during the year ended December 31, 2016.

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or our financial position. Amounts shown for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Liquidity and Capital Resources – At December 31, 2017 and for the Year then Ended

We had $993 cash on hand at December 31, 2017, compared to $0 at December 31, 2016.

At December 31, 2017, we had $68,750 in principal amount of outstanding convertible notes.

●	On May 25, 2017, we issued a Convertible Promissory Note in the amount of $55,000 to Emet Capital Partners, LLC for $50,000 funds received. The difference of $5,000 was an Original Issue Discount.
●

On September 14, 2017, we issued a Convertible Promissory Note in the amount of $13,750 to Emet Capital Partners, LLC for $12,500 funds received. The difference of $1,250 was an Original Issue Discount.

The proceeds from loans and convertible debentures as well as cash on hand is being used to fund the operations of our current operations.

The following table provides detailed information about our net cash flows for the years ended December 31, 2017 and 2016.

	31-Dec-17	31-Dec-16
Net cash used in operating activities	$(36,315)	$-
Net cash provided by (used in) investing activities	-	-
Net cash provided by financing activities	37,308	-
Net increase(decrease) of cash	$993	$-

CRITICAL ACCOUNTING POLICIES

The SEC issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the SEC has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the following significant policies as critical to the understanding of our financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management expects to make judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

ITEM 3. PROPERTIES

As at the date hereof, we do not own or lease any properties.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as at the date hereof, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Common Stock (1)(3)
Wayne Anderson (2)(4)	2,019,023	6.33%
Alpco (5)	4,386,012	13.76%
National Financial Services, LLC (7)	2,581,683	8.10%%
TD Ameritrade (6)	5,768,813	18.09%
Emet Capital Partners (8)(9)(10)	3,550,000	10.02%
Sylios Corp. (11)(12)	5,378,476	16.87%
Aitan Zacharin (13)(14)	84,766,650	72.61%
Mark Radom (13)(14)	74,166,650	69.94%
Elisha Kalfa (14)	74,166,650	69.94%
Joe Kalfa (14)	74,166,650	69.94%
Fernando Bisker (14)	74,166,650	69.94%
Sigalush LLC (14)	74,166,650	69.94%
David Tavor (13)	15,000,000	32.00%
Officers and directors as a Group (13)	173,933,300	84.51%

*	less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible debt or convertible preferred shares currently exercisable or convertible, or exercisable or convertible within 60 days of November 9, 2018 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of shares of common stock outstanding on November 9, 2018, which was 31,880,969, and the shares issuable upon exercise of options, warrants exercisable, preferred stock and debt convertible on or within 60 days of November 9, 2018.

(2) 2,000,000 shares were issued to Mr. Anderson on March 31, 2017 for services rendered for the Company.

(3) The number of common shares outstanding used in computing the percentages is 31,880,969.

(4) The address for Mr. Anderson is 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701.

(5) The address for Alpco is 39 Exchange Place, Salt Lake City, UT 84111.

(6) The address for TD Ameritrade is 500/510 Maryville Center Dr, St. Louis, MO 63141.

(7) The address for National Financial Services, LLC is 200 Liberty St, 5th FL, One World Financial Center, New York, NY 10281.

(8) The address for Emet Capital Partners, LLC is 395 Pearsall Avenue, Unit D, Cedarhurst, NY 11516.

(9) The shares held by Emet Capital Partners, LLC include 2,500,000 shares in reserve as per the terms of the May 25, 2017 Securities Purchase Agreement and 440,000 shares issuable under the May 25, 2017 warrant.

(10) The shares held by Emet Capital Partners, LLC include 500,000 shares in reserve as per the terms of the September 14, 2017 Securities Purchase Agreement and 110,000 shares issuable under the September 14, 2017 warrant.

(11) Sylios Corp is the former parent company of The Greater Cannabis Company. Mr. Anderson is the acting President of Sylios Corp.

(12) The address for Sylios Corp is 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701.

(13) The shares included under “Officers and Directors as a Group” include those held by Aitan Zacharin, the Company’s chief executive officer, Mark Radom, the Company’s general counsel and David Tavor, director. Aitan Zacharin holds 1,695,333 shares of Series A Convertible Preferred Stock, Mark Radom holds 1,483,333 shares of Series A Convertible Preferred Stock and David Tavor holds 300,000 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into 50 shares of common stock.

(14) These individuals are persons who received shares of Series A Preferred Shares in connection with the reverse merger described in the Company’s current report on Form 8-K dated August 3, 2018.

We have the following outstanding warrants exercisable for shares of our common stock:

Warrant Schedule

Strike Price	Number Outstanding*	Average Remaining Contractual Life**
0.50	440,000	47 months
0.50	110,000	51 months
0.50	96,800	57 months
0.50	11,000	60 months
	657,800

* All warrants are held by Emet Capital Partners, LLC

** Measured from June 30, 2018

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as at the date hereof are as follows:

Name	Age	Positions and Offices
Aitan Zacharin	34	President, Chief Executive Officer, Treasurer and Director
Mark Radom	50	General Counsel
David Tavor	68	Director

The directors named above will serve until the next annual meeting of the stockholders or until his resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions pursuant to their respective service agreements.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Professional History of Aitan Zacharin

Mr. Zacharin is an experienced executive with a broad knowledge in building and managing technology and consumer products businesses. In 2012, he co-founded Fuse Science, an innovative biotechnology company headquartered in Miami, Florida and Oxnard, California. Mr. Zacharin was responsible for the development and growth of the business from a seed stage R&D company to a publicly traded CPG and biotech business with multiple subsidiaries. During his tenure he was tasked with expanding the biotechnology IP portfolio, spearheading multiple in vitro studies, and growing the consumer products business. In scaling the company, Mr. Zacharin identified and hired executive talent to lead the commercialization strategy including the past President of SC Johnson Company and previous CEO of Champs and Footlocker Sports. He successfully led the company to raise over $10M in three over-subscribed rounds, as well as negotiated contracts with 26 world renowned athlete and celebrity brand ambassadors, which included top ranked pro golfer Tiger Woods. Under Mr. Zacharin’s leadership the company developed and commercialized multi-category consumer products through a retail footprint of 15,000 doors. Since his exit from Fuse Science, he has been advising and investing in mid to late stage technology startups, and assisting them with capitalization, business strategy and development, and accelerating growth. Mr. Zacharin holds dual degrees from the University of South Florida in Tampa Bay. He resides in Baltimore, Maryland, and maintains various board appointments both professionally and philanthropically.

Professional History of Mark Radom

From August 2015 to July 2018, Mr. Radom served as chief executive officer of Graphite Corp. From February 2010 through July 2015, Mr. Radom served as the chief carbon officer and general counsel of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

Professional History of David Tavor

Mr. Tavor has more than 18-years experience serving as General Manager and founder of companies in different areas: Pharmaceutical (Cure Medical; manufacturing and marketing of Intra-Venus solutions including for dialysis), Biotech (Minapro; cultivation and marketing of Micro Algae for Anti-aging; Anti-oxidants, Cosmetics and fish and shrimps industries), Clean-tech (Jet; treating industrial and cowsheds waste waters), Natural products (Hadas Natural Products; production and marketing of natural food additives and vitamins), and Medical Device companies (Fluorinex Active; manufacturing and marketing of Oral Care products for Anti-carries, Desensitizing, Teeth Fluoridation and Whitening).

Mr. Tavor has extensive experience in conducting negotiations abroad and preparing and implementing business plans. He is experienced in business development, sales and marketing, fundraising, senior management, patent registration and regulation, and managed companies “from idea to market”. Prior to that, Mr. Tavor served as the representative of the United Israel Appeal in Melbourne, Australia for four years. For the first 23 years of his career, Mr. Tavor served as a fighter pilot and a commander in the Israeli Air Force and retired with the rank of Colonel.

Mr. Tavor holds an MBA, and MA in Political Science and National Defense studies from Haifa University, Israel.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

CERTAIN LEGAL PROCEEDINGS

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Other than our officers and directors, we currently have no other significant employees.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based on our review of filings made on the SEC website, and the fact of us not receiving certain forms or written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2013, our executive officers, directors and greater-than-ten percent stockholders have not complied with all Section 16(a) filing requirements.

CODE OF ETHICS

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted a code of ethics because it has only commenced operations.

ITEM 6. EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our then Officers for all services rendered in all capacities to us for the fiscal years ended as indicated.

Name and Principal Position	Year ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)	Total ($)
Wayne Anderson,	2017	-	-	$500,000	-	-	$500,000
Principal Executive Officer (1)(2)	2016	-	-	-	-	-	-
	2015	-	-	-	-	-	-

(1)	Mr. Anderson served as the Company’s Principal Executive officer, Principal Financial officer and as Chairman of the Board of Directors until July 31, 2018.
(2)	Mr. Anderson’s principal address is 244 2nd Ave N, Suite 9, St. Petersburg, FL 33701.

STOCK OPTION GRANTS

Not applicable.

SERVICE AGREEMENTS

The Company is a party to service agreements with Aitan Zacharin, its chief executive officer, and Mark Radom, its general counsel.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the year ended December 31, 2017:

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Wayne Anderson	30,000 (1)	7,500 (1)	37,500

(1)	On March 10, 2017, the Company executed a Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing April 1, 2017 the Company was to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company was to issue Mr. Anderson 10,000 shares of its common stock for each quarter served. For the twelve months ended December 31, 2017, the Company expensed $37,500 (including $7,500 stock based) under the Agreement. The Directors Service Agreement was terminated on July 31, 2018.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Not applicable.

ITEM 8. LEGAL PROCEEDINGS

Not applicable.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REIGSTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Commencing July 24, 2018, our shares of common stock have been quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets Group, Inc., and our ticker symbol is “GCAN.” Accordingly, there were no trading prices during our fiscal year ended December 31, 2017.

HOLDERS

As at the date hereof, the Company had 31,880,969 shares of common stock issued and outstanding held by approximately 318 shareholders of record. 1,034,978 of such shares are held of record by Cede & Co.

DIVIDENDS

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

TRANSFER AGENT

Our transfer agent is Pacific Stock Transfer Company, whose address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119 and whose telephone number is 702-361-3033.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We have not established any compensation plans under which equity securities are authorized for issuance.

PURCHASES OF EQUITY SECURITIES BY THE REGISTRANT AND AFFILIATED PURCHASERS

We did not purchase any of our shares of common stock or other securities during the year ended December 31, 2017.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

Not applicable.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. According to our bylaws, generally, when a quorum is present or represented at any meeting of stockholders, the affirmative vote of the majority of the votes cast, by the holders of shares of our common stock is sufficient to elect members of our board of directors or to decide any question brought before such meeting, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the issued and outstanding shares of the capital stock of the Company constitutes a quorum for the transaction of business. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, including the Series A Convertible Preferred Shares, the holders of common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that we shall indemnify and hold harmless to the fullest extent legally permissible under the general corporation law of the state of Florida every person who was or is a party or is threatened to be made a part to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for our benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

ITEM 13. FINANCIAL STATEMETNS AND SUPPLEMENTARY DATA

The Company’s Annual Audited Financial Statements for the years ended December 31, 2017 and 2016 were filed on April 26, 2018 on Form 10-K/A and are hereby incorporated by reference.

The Company’s unaudited financial statements for the three and six months ended June 30 2018 and 2017 were filed on August 20, 2018 on Form 10-Q and are hereby incorporated by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Number	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

10.1	Pharmedica License Agreement between Green C Corporation and Pharmedica Ltd. dated June 21, 2018 (incorporated by reference to our current report on Form 8-K dated August 3, 2018)

10.2	Share Exchange Agreement dated July 31, 2018 (incorporated by reference to our current report on Form 8-K dated August 3, 2018)

10.3	Annual Audited Financial Statements for the years ended December 31, 2017 and 2016 (incorporated by reference to our annual report on Form 10-K/A filed April 26, 2018)

10.4	Unaudited Financial Statements for the three and six months ended June 30, 2018 (incorporated by reference to our quarterly report on Form 10-Q filed on August 20, 2018

23	Consent of Michael T. Studer CPA P.C.

99.1	Audited Financial Statements of Green C Corporation for the period December 21, 2017 (inception) to July 31, 2018

99.2	Unaudited Pro Forma Condensed Combined Financial Statements

*	Incorporated by reference to the Registrant’s Form S-1 (File No. 333-218854), filed with the Commission on June 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The greater cannabis company, inc. a Florida corporation

Dated: November 15, 2018	By:	/s/ Aitan Zacharin
Chief Executive Officer